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                                                                    EXHIBIT 10.4

                              AMENDMENT NUMBER TWO
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                    THOMAS SENKBEIL AND POST PROPERTIES, INC.

         Pursuant to the power of amendment set forth in Section 14.8 of the Employment Agreement entered into on June 2nd, 2003 by and between Thomas Senkbeil and Post Properties, Inc., the undersigned hereby agree to amend such Employment Agreement to clarify the purpose of the fourth sentence of Section 4 of the Employment Agreement by deleting such sentence and substituting therefor the following sentence:

                  "In addition, notwithstanding anything contained herein to the contrary, in the event that Executive is terminated without Cause or resigns for Good Reason, (1) each outstanding stock option granted to Executive by the Company shall become exercisable immediately before his termination of employment to the full extent the option would have become exercisable if Executive had remained employed by the Company through the remainder of the term of this Agreement (as determined immediately prior to the date Executive's employment terminates), and each option shall remain exercisable until the earlier of (a) the expiration of the term of the option or
                  (b) the date the option would have expired if Executive's employment had terminated at the end of the term of this Agreement (as determined immediately prior to the date Executive's employment terminates) without Cause or for Good Reason, (2) Executive, immediately before his termination of employment, shall (subject to clause (4) of this Section 4) vest in any outstanding restricted stock granted by the Company (other than the stock granted pursuant to Section 5.5(b) of this Agreement) to the full extent Executive would have vested in the restricted stock had Executive remained employed by the Company through the end of the term of this Agreement (as determined immediately prior to the date Executive's employment terminates), (3) Executive shall have the right to receive the bonus or bonuses, if any, that Executive would have been entitled to receive under the Shareholder Value Plan if Executive's employment had been terminated by the Company at the end of the term of this Agreement (as determined immediately prior to the date Executive's employment terminates) and (4) the restricted stock grant made pursuant to Section 5.5(b) of this Agreement shall, immediately before Executive's termination of employment, vest so that no less than 5/8 of the total number of shares of

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                  stock subject to such grant (rounded down to the nearest whole share) shall have vested on the date Executive's employment terminates.

         Except as otherwise provided in this Amendment Number Two, all of the terms and conditions of the Employment Agreement as entered into on June 2nd, 2003 shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment Number Two to the Employment Agreement as of the date this Amendment Number Two is signed by Post Properties, Inc.

         THOMAS SENKBEIL                           POST PROPERTIES, INC.

         By: _____________________                 By:________________________

                                                   Date:________________________